                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



                  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Flextronics International Ltd., for the registration of 223,321 shares of its Ordinary Shares and to the incorporation by reference therein of our report dated May 13, 1996, with respect to the consolidated financial statements and schedules of Flextronics International Ltd., included in the Annual Report on Form 10-K for 1996 filed with the Securities and Exchange Commission.



                                  /s/ ERNST & YOUNG
                                  -----------------
Singapore                         ERNST & YOUNG
January 24, 1997